KOS PHARMACEUTICALS RECEIVES FDA MARKETING CLEARANCE FOR NIASPAN/registered trademark/ -New Cholesterol Therapy Improves Lipid Levels; Reduces The Risk Of Recurrent Heart Attack-


MIAMI, July 29, 1997 -- Kos Pharmaceuticals, Inc. (Nasdaq: KOSP) today announced that the U.S. Food and Drug Administration (FDA) has granted clearance to market NIASPAN/registered trademark/, the only Once-A-Night/trademark/ niacin-based drug approved for the treatment of mixed lipid disorders. NIASPAN/registered trademark/, which has been shown to significantly move all major lipids in the proper direction, is indicated for the reduction of various lipid components, reduction in the risk of recurrent nonfatal heart attack, and, when combined with bile-binding resins, to promote regression of atherosclerosis. Kos internally developed NIASPAN/registered trademark/ and retains worldwide marketing rights.

"We are extraordinarily pleased that Kos has reached this major milestone with the FDA's approval to market our inaugural product, NIASPAN/registered trademark/. This clearance of an internally developed drug, which is to be marketed by our own salesforce, is a significant and somewhat rare achievement for a development stage company," said Daniel M. Bell, President and Chief Executive Officer of Kos. "We are particularly pleased that the clearance to market NIASPAN/registered trademark/ includes not only the lipid-lowering indications for which niacin has been long recognized, but also the important clinical outcome indications for reduction in second heart attack and promoting the regression of atherosclerosis."

Medical research has shown that a number of lipids, or cholesterol components, are implicated in coronary heart disease. These atherogenic lipids include primarily low-density lipoprotein (LDL) cholesterol (commonly referred to as "bad" cholesterol), high-density lipoprotein (HDL) cholesterol (commonly referred to as "good" cholesterol), triglycerides, and lipoprotein a [Lp(a)]. According to John R. Guyton, M.D., Head, Lipid Section, Duke University Medical Center Department of Medicine, who has conducted clinical trials with NIASPAN/registered trademark/ since 1992, "NIASPAN's/registered trademark/ significant improvement of multiple lipids, as well as its proven patient safety and acceptance, offers physicians an exciting new therapeutic option for treating patients with dyslipidemia."

Extensive clinical trials with NIASPAN/registered trademark/ have shown that Once-A-Night/trademark/ dosing produces, on average, a reduction in LDL cholesterol of up to 17 percent, a reduction in triglycerides of up to 35 percent, a reduction in Lp(a) of up to 24 percent, and an increase in HDL cholesterol of up to 26 percent.

                                     -more-


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KOS PHARMACEUTICALS RECEIVES FDA MARKETING CLEARANCE FOR NIASPAN/registered trademark/

NIASPAN's/registered trademark/ Once-A-Night/trademark/ delivery system provides dosing when cholesterol synthesis is at its peak, and it minimizes patient flushing and liver enzyme elevations. In placebo-controlled clinical trials, treatment with NIASPAN/registered trademark/ was well tolerated. "The most common side effects associated with niacin are flushing and liver toxicity," said Mark McGovern, M.D., Kos' Vice President, Medical Affairs. "With NIASPAN/registered trademark/, less than one percent of patients discontinued therapy because of transient elevations in liver enzymes and less than six percent of patients discontinued therapy because of flushing." Other NIASPAN/registered trademark/ side effects were generally mild and usually comparable to placebo. The most common adverse events in well-controlled clinical trials were headache, rash, diarrhea, dyspepsia and other gastrointestinal symptoms, none of which were significantly different from placebo. As with other dyslipidemic agents, it is recommended that liver function tests be monitored.

According to industry analysts, cholesterol-altering drugs represent one of the largest and fastest growing segments of the U.S. prescription market, with wholesale sales of nearly $3 billion in 1996 and estimates exceeding $10 billion by the year 2003. "We are most pleased to report that Kos is ready to launch NIASPAN/registered trademark/ promptly, as we have exceeded, by more than 20%, our goal of assembling a first-class field sales organization by the time NIASPAN/registered trademark/ was approved," said Mr. Bell. "Specifically, more than 85 sales representatives - most of them top-performing specialists in the cardiovascular field - have committed to join our sales organization effective August 1. With adequate inventory of product on-hand for distribution, our specialty sales force will begin detailing NIASPAN/registered trademark/ to healthcare professionals before the end of this quarter."

The recommended maintenance dose range for NIASPAN/registered trademark/ is 1000 mg to 2000 mg daily. Patients should be placed on a standard cholesterol-lowering diet before receiving NIASPAN/registered trademark/ and should continue on this diet during treatment with the product. NIASPAN/registered trademark/ therapy can be conveniently initiated with the NITE System(/trademark/)(NIASPAN/registered trademark/ In The Evening) titration starter pack, which contains 21 days of therapy. NIASPAN/registered trademark/ will be available in bottles of 100 in tablet strengths of 500 mg, 750 mg and 1000 mg.

KOS PHARMACEUTICALS, INC. IS A FULLY INTEGRATED SPECIALTY PHARMACEUTICAL COMPANY ENGAGED IN THE DEVELOPMENT OF PRESCRIPTION PHARMACEUTICALS FOR THE TREATMENT OF CERTAIN CHRONIC CARDIOVASCULAR AND RESPIRATORY DISEASES. KOS HAS EXTENSIVE DRUG-DELIVERY CAPABILITIES IN BOTH SOLID-DOSE AND AEROSOLIZED FORMULATION TECHNOLOGIES.

EXCEPT FOR THE HISTORICAL MATTERS CONTAINED HEREIN, STATEMENTS IN THIS PRESS RELEASE ARE FORWARD LOOKING AND ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED THAT FORWARD LOOKING STATEMENTS ARE SUBJECT TO UNCERTAINTIES THAT MAY AFFECT THE COMPANY'S BUSINESS AND PROSPECTS, INCLUDING REGULATORY, ECONOMIC, COMPETITIVE, GOVERNMENTAL, AND TECHNOLOGICAL UNCERTAINTIES AND OTHER RISKS DESCRIBED IN THE COMPANY'S REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 1996, AS AMENDED, AND IN THE OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.